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                                                                EXHIBIT 10.1



                        AMENDMENT TO FINANCING AGREEMENT


      This Amendment is dated as of August 1, 1996, and amends the Financing Agreement dated as of December 28, 1995 (the "Financing Agreement"), by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), with offices located at 300 South Grand Avenue, Los Angeles, California 90071, CLOTHESTIME STORES, INC., a Delaware corporation (the "Borrower") with its principal place of business located at 5325 East Hunter Avenue, Anaheim, California 92807, as debtor and debtor in possession in a case commenced under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), and THE CLOTHESTIME, INC., MRJ INDUSTRIES, INC., CLOTHESTIME INVESTMENT, INC., CLOTHESTIME INTERNATIONAL, INC., and CLOTHESTIME ACQUISITION CORPORATION, all Delaware corporations (the "Guarantors" and, together with the Borrower, the "Debtors"), with their principal place of business at 5325 East Hunter Avenue, Anaheim, California 92807, as debtors and debtors in possession in cases commenced under chapter 11 of the Bankruptcy Code.

                                    RECITALS

        A. On December 8, 1995, the Debtors filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). They are operating their businesses and managing their affairs as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in any of the Debtors' chapter 11 cases.

        B. On December 28, 1995, CITBC, the Borrower and the Guarantors entered into the Financing Agreement. On January 9, 1996, the Bankruptcy Court entered its final order approving the debtor in possession financing facility that is governed by the Financing Agreement.

        C. On May 2, 1996, the Bankruptcy Court entered its Order Authorizing Debtors and Debtors in Possession, Pursuant to Section 363(b) of the Bankruptcy Code, to Make Payments to Certain Contractors and Subcontractors in Order to Receive Tenant Improvement Allowances (the "Subcontractor Payment Order") in the Debtors' chapter 11 cases. Pursuant to the Subcontractor Payment Order, the Debtors are authorized to make certain payments to subcontractors (the "Subcontractor Payments") in order to satisfy the conditions to receive the payment of
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tenant improvement allowances. The aggregate amount of such tenant improvement allowances substantially exceeds the aggregate amount of the Subcontractor Payments.

        D. CITBC and the Borrower wish to amend certain other provisions of the Financing Agreement relating to minimum EBITDA and the amount of borrowing availability under the Financing Agreement.

                                   AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

        Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the Financing Agreement.

SECTION 2. AMENDMENTS TO FINANCING AGREEMENT

        2.1 AVAILABILITY RESERVE. The dollar amount set forth at the end of clause (iv) of the definition of "AVAILABILITY RESERVE" included in Section 1 of the Agreement shall be reduced from $500,000 to $300,000.

        2.2 PRE-PETITION CLAIM PAYMENT. The definition of "PRE-PETITION CLAIM PAYMENT" included in Section 1 of the Agreement shall be amended to add the following new clause (vi), and existing clause (vi) shall be redesignated as clause (vii):

        "(vi) any payment made by the Borrower or any Guarantor pursuant to the Bankruptcy Court's Order Authorizing Debtors and Debtors in Possession, Pursuant to Section 363(b) of the Bankruptcy Code, to Make Payments to Certain Contractors and Subcontractors in Order to Receive Tenant Improvement Allowances, entered in the Cases on May 2, 1996,".

        2.3 MINIMUM EBITDA. The dollar amount set forth in Section 6.7 of the Agreement with respect to minimum EBITDA for the fiscal quarter ending on October 26, 1996 shall be reduced from negative $1,000,000 to negative $2,000,000 ("<$2,000,000>").

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SECTION 3. Miscellaneous

        3.1 REMAINING PROVISIONS OF FINANCING AGREEMENT. Except as expressly amended hereby, all terms and provisions of the Financing Agreement shall remain in full force and effect.

        3.2 CAPTIONS. The captions herein are intended for convenience of reference only and shall not be used to define, construe, interpret or limit any of the provisions hereof.

        3.3 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement to amend the Financing Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                             THE CIT GROUP/BUSINESS CREDIT, INC.


                             By: /s/ Bonnie Schain
                                 -------------------------------
                                     Bonnie Schain
                                     Assistant Vice President


                             CLOTHESTIME STORES, INC.,
                             AS DEBTOR AND DEBTOR IN POSSESSION


                             By: /s/ David A. Sejpal
                                 -------------------------------
                                     David A. Sejpal
                                     Vice President and Chief Financial Officer




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